Exhibit 4.33

Execution Version

COLLATERAL TRUSTEE RESIGNATION AND APPOINTMENT AGREEMENT

This COLLATERAL TRUSTEE RESIGNATION AND APPOINTMENT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) dated as of February 23, 2018, is entered into by and among Bank of America, N.A. (“BANA”), in its capacity as (i) a Co-Collateral Trustee (as defined herein) under the Collateral Trust Agreement referenced below and under each other Collateral Trust Security Document (as defined in such Collateral Trust Agreement) effective as of the date hereof, (ii) an ABL Agent (as defined in the Collateral Trust Agreement) under the Collateral Trust Agreement effective as of the date hereof and (iii) successor Collateral Trustee under the Collateral Trust Agreement referenced below and under each other Collateral Trust Security Document effective as of the Succession Effective Date (as defined in Section 8 below) (BANA in such capacity, the “Successor Collateral Trustee”), Citibank, N.A. (“Citibank”) in its capacity as (i) a Co-Collateral Trustee under the Collateral Trust Agreement and under each other Collateral Trust Security Document effective as of the date hereof and (ii) the retiring Collateral Trustee under the Collateral Trust Agreement and each other Collateral Trust Security Document effective as of the Succession Effective Date (Citibank in such capacity, the “Retiring Collateral Trustee”), Credit Suisse AG, in its capacity as a PP&E First Lien Agent, Wilmington Trust, National Association, in its capacity as a PP&E First Lien Agent, The Bank of New York Mellon, London Branch, in its capacity as a PP&E First Lien Agent, Federal-Mogul LLC (the “Borrower”) and the other Loan Parties party hereto.

WHEREAS, reference is made to that certain Term Loan and Revolving Credit Agreement dated as of December 27, 2007, as amended as of December 6, 2013 and as of April 15, 2014, among the Borrower, the lenders party thereto, Citibank, as administrative agent with respect to the revolving credit facility referenced therein, Credit Suisse AG, as administrative agent with respect to the tranche C term facility referenced therein, and the other parties thereto from time to time (as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, reference is made to that certain Amended and Restated Collateral Trust Agreement dated as of April 15, 2014 among the Borrower and the other Loan Parties party thereto from time to time, Credit Suisse AG, in its capacity as a PP&E First Lien Agent, Citibank, in its capacities as the ABL Agent, a PP&E First Lien Agent and as Collateral Trustee and the other parties party thereto, as amended and supplemented by (i) that certain Collateral Trust Joinder, dated as of March 30, 2017, among Citi, as Collateral Trustee, and Wilmington Trust, National Association, as New Representative (as defined therein) and (ii) that certain Collateral Trust Joinder, dated as of June 29, 2017, among Citi, as Collateral Trustee, and The Bank of New York Mellon, London Branch, as New Representative (as defined therein) (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”; capitalized terms used herein without definition shall have the meanings attributed to such terms in the Collateral Trust Agreement (unless otherwise indicated));

WHEREAS, as of the date hereof, the Borrower, BANA, in its capacity as successor administrative agent under the revolving credit facility, Credit Suisse AG, in its capacity as administrative agent with respect to the tranche C term loan facility, the lenders party thereto and the other parties thereto have entered into that certain Increase, Joinder and Amendment Agreement (the “Credit Agreement Amendment”) amending the Existing Credit Agreement pursuant to the terms thereof (the Existing Credit Agreement as amended by the Credit Agreement Amendment and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement Amendment and this Agreement, as applicable, the parties thereto and hereto, as applicable (with respect to the Representatives, only as to clauses (a)(iii)

and (b)(ii)), have agreed or hereby agree, as applicable that (a) BANA shall be appointed as (i) successor to Citibank as Revolving Administrative Agent under and as defined in the Credit Agreement pursuant to the terms of the Credit Agreement Amendment effective as of the date hereof, (ii) a co-collateral trustee with Citibank (in Citibank’s capacity as Collateral Trustee effective as of the date hereof) in accordance with Section 5.10 of the Collateral Trust Agreement and pursuant to the terms of this Agreement (BANA and Citibank each in such capacity, a “Co-Collateral Trustee”) and (iii) sole Collateral Trustee under the Collateral Trust Agreement and the other Collateral Trust Security Documents effective as of the Succession Effective Date; and (b) Citibank shall resign as (i) Revolving Administrative Agent under and as defined in the Existing Credit Agreement effective as of the date hereof and (ii) Co-Collateral Trustee and as Collateral Trustee under the Collateral Trust Agreement and the other Collateral Trust Security Documents effective as of the Succession Effective Date in accordance with Section 5.07 of the Collateral Trust Agreement;

WHEREAS, in accordance with Section 5.10 of the Collateral Trust Agreement, Citibank, BANA, and the Loan Parties party hereto desire to appoint BANA as a Co-Collateral Trustee on the terms and conditions set forth herein and each of the Representatives has no objection to such appointment; and

WHEREAS, in accordance with Section 5.07 of the Collateral Trust Agreement, (i) the Retiring Collateral Trustee desires to resign as the Collateral Trustee under the Collateral Trust Agreement and under the other Collateral Trust Security Documents effective as of the Succession Effective Date and (ii) the Retiring Collateral Trustee and each of the Loan Parties party hereto desire to appoint the Successor Collateral Trustee as Co-Collateral Trustee effective as of the date hereof and each of the Representatives and the Loan Parties hereto desire to appoint the Successor Collateral Trustee as sole Collateral Trustee effective as of the Succession Effective Date, in each case under the Collateral Trust Agreement and the other Collateral Trust Security Documents, and Citi and BANA each desires to accept such appointment, and each of the Representatives and the Loan Parties party hereto is willing to consent to such appointment, in each case on the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Appointment of Co-Collateral Trustee; Resignation of Retiring Collateral Trustee; and Appointment of Successor Collateral Trustee.

(a)    Pursuant to Section 5.10 of the Collateral Trust Agreement, BANA is hereby appointed, and BANA hereby accepts such appointment, to act as Co-Collateral Trustee under the Collateral Trust Agreement and the other Collateral Trust Security Document with Citibank in such capacity (until the Succession Effective Date), effective as of the date hereof, and the Borrower and the other Loan Parties hereby consent to such appointment. In accordance with Section 5.10 of the Collateral Trust Agreement, such appointment shall be subject to the following provisions and conditions:

(i)    all rights, powers, duties and obligations conferred upon the Collateral Trustee in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by BANA as Co-Collateral Trustee or any agent (including Citibank its capacity as Co-Collateral Trustee) appointed by BANA, in such capacity;

(ii)    all rights, powers, duties and obligations conferred or imposed upon the Collateral Trustee under the Collateral Trust Agreement and under the other Collateral Trust Security Documents shall be conferred or imposed and exercised or performed by the Co-Collateral Trustees acting jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by Citibank, as Collateral Trustee, shall be incompetent or unqualified to perform such act or acts, or unless the performance of such act or acts would result in the imposition of any tax on Citibank, as Collateral Trustee, which would not be imposed absent such joint act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by BANA as Co-Collateral Trustee or any agent (including Citibank in its capacity as Co-Collateral Trustee) appointed by BANA in such capacity;

(iii)    no power given by the relevant Collateral Trust Security Documents to, or which it is provided therein may be exercised by, Citibank as Collateral Trustee shall be exercised thereunder by Citibank as Collateral Trustee except jointly with, or with the consent in writing of, BANA, anything contained herein or therein to the contrary notwithstanding;

(iv)    no Co-Collateral Trustee shall be personally liable by reason of any act or omission of any other Co-Collateral Trustee hereunder;

(v)    the Borrower and BANA, in its capacity as Co-Collateral Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove Citibank, as Co-Collateral Trustee, and, in that case by an instrument in writing executed by them jointly, may appoint a successor Co-Collateral Trustee anything contained herein or in the Collateral Trust Agreement to the contrary notwithstanding. If the Borrower shall not have joined in the execution of any such instrument within 10 days after it receives a written request from BANA, as Co-Collateral Trustee, to do so, or if a Notice of Event of Default is in effect, BANA, as Co-Collateral Trustee, shall have the power to accept the resignation of or remove Citibank, as Collateral Trustee and as Co-Collateral Trustee, and to appoint a successor without the concurrence of the Borrower, the Borrower hereby appointing BANA, as Co-Collateral Trustee, its agent and attorney to act for it in such connection in such contingency. If BANA, as Co-Collateral Trustee, shall have appointed a separate trustee or separate trustees or co-trustee or co-trustees as above provided, BANA, as Co-Collateral Trustee, may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or co-trustee and the successor to any such separate trustee or co-trustee shall be appointed by the Borrower and BANA, as Co-Collateral Trustee, or by BANA, as Co-Collateral Trustee, alone pursuant to Section 5.10(b) of the Collateral Trust Agreement;

(vi)    all notices, instructions or other communications given by BANA, as Co-Collateral Trustee, to Citibank, as Co-Collateral Trustee, shall be given in writing or by telecopy transmission to the corporate trust division designated by the Retiring Collateral Trustee pursuant to Section 6.01 of the Collateral Trust Agreement, with copies addressed to its counsel, Davis Polk & Wardwell LLP, Attention: Jonathan B. Brown, at 450 Lexington Avenue, New York, NY 10017, Telephone: (212) 450-3153, Email: jonathan.brown@davispolk.com; provided that any notice, instruction or other communication to Citibank, in its capacity as Co-Collateral Trustee, shall not be effective until received by such Co-Collateral Trustee and its counsel in writing or by facsimile transmission in accordance with the foregoing; and

(vii)    all notices, instructions or other communications given by Citibank, as Co-Collateral Trustee, to BANA, as Co-Collateral Trustee, shall be given in writing or by telecopy transmission to BANA at its address for notices set forth in Section 8; provided that any notice, instruction or other communication to BANA, in its capacity as Co-Collateral Trustee, shall not be effective until received by such Co-Collateral Trustee in writing or by facsimile transmission in accordance with the foregoing.

(b)    Pursuant to Section 5.07 of the Collateral Trust Agreement, Citibank, in its capacity as Collateral Trustee and as a Co-Collateral Trustee, hereby resigns as Collateral Trustee and as Co-Collateral Trustee, in each case, effective as of the Succession Effective Date. Each of the Representatives and the Loan Parties party hereto hereby waive any prior written notice requirement of such resignation pursuant to Section 5.07 of the Collateral Trust Agreement or any other Collateral Trust Security Document. Pursuant to Section 5.07 of the Collateral Trust Agreement, the Representatives hereby appoint BANA, and BANA hereby accepts such appointment, to act as the sole Collateral Trustee under the Collateral Trust Agreement and the other Collateral Trust Security Documents, effective as of the Succession Effective Date, and the Loan Parties hereby consent to such appointment. The Loan Parties and the undersigned Representatives acknowledge that any and all amounts owed to the Retiring Collateral Trustee under this Agreement or any Collateral Trust Security Document shall constitute “Secured Obligations” and “First Priority Obligations”, as applicable, for all purposes of the Collateral Trust Agreement and shall be entitled to the priority afforded to them under the Collateral Trust Agreement.

(c)    The Retiring Collateral Trustee hereby assigns to the Successor Collateral Trustee each of the Liens and security interests granted to the Retiring Collateral Trustee in its capacity as the Collateral Trustee under the Collateral Trust Security Documents for its benefit and the benefit of the Secured Parties, together with any claims, awards, and judgments, if any, in favor of the Retiring Collateral Trustee in its capacity as the Collateral Trustee under the Collateral Trust Security Documents, and the Successor Collateral Trustee hereby assumes all such Liens and security interests, for its benefit and for the benefit of the Secured Parties. For the avoidance of doubt, (x) nothing in the foregoing sentence shall require the Retiring Collateral Trustee to assign to the Successor Collateral Trustee any fees or expenses or any claims, awards or judgments relating to indemnity, reimbursement or other protections to which the Retiring Collateral Trustee is entitled under the Collateral Trust Security Documents (in its capacity as a Representative or as Collateral Trustee) received or incurred by, or due to, the Retiring Collateral Trustee prior to the Succession Effective Date and (y) the Retiring Collateral Trustee hereby waives its right to the payment of any fees required to be paid pursuant to that certain Fee Letter dated as of April 3, 2014 between Federal-Mogul Corporation and Citigroup Global Markets Inc. (as amended, the “Citi Fee Letter”) that accrue from the date hereof through and including the Succession Effective Date.

(d)    The Loan Parties, the Representatives party hereto and the Retiring Collateral Trustee hereby authorize the Successor Collateral Trustee to file, on or after the date hereof, any UCC assignments or other assignments and amendments with respect to the UCC financing statements, the mortgages, and other filings in respect of the Collateral, and to execute such other agreements or amendments in respect of the Collateral and the Collateral Trust Security Documents, including filings with the United States Patent and Trademark Office and the United States Copyright Office and assignments and/or amendments to account control agreements, as the Successor Collateral Trustee deems necessary or appropriate to evidence the Successor Collateral Trustee’s appointment as a Co-Collateral Trustee effective as of the date hereof and succession as the Collateral Trustee under the Collateral Trust Agreement and the other Collateral Trust Security Documents effective as of the Succession Effective Date.

(e)    The Successor Collateral Trustee shall act in good faith to take possession and control of all Collateral and Liens in the possession or control of the Retiring Collateral Trustee (the “Possessory Collateral”), and the Retiring Collateral Trustee shall act in good faith to deliver all Possessory Collateral to the Successor Collateral Trustee (or its designated counsel), in each case as expeditiously as possible following the Succession Effective Date. Until such time as all Collateral in the possession or control of the Retiring Collateral Trustee (in its capacity as such), all Liens granted in favor of the Retiring Collateral Trustee (in its capacity as such) in the Collateral and all UCC-1 financing statements and other filings and registrations (including any documents filed or registered with the United States Copyright Office or the United States Patent and Trademark Office) that name Citibank as Collateral Trustee as a secured party have been assigned or otherwise transferred to the Successor Collateral Trustee, if applicable, the Retiring Collateral Trustee shall continue to hold such Collateral and/or Liens on such Collateral as Co-Collateral Trustee and/or bailee of the Successor Collateral Trustee in accordance with the terms of this Agreement and the Collateral Trust Agreement, solely for the purposes of maintaining the priority and perfection of such Liens. Citibank, in its capacity as a Co-Collateral Trustee and as Retiring Collateral Trustee, shall be entitled to all the benefits of a Collateral Trustee under the Collateral Trust Agreement and the other Collateral Trust Security Documents (including, without limitation, Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.09, 5.02, 5.03, 5.04, 5.05 and 5.06 of the Collateral Trust Agreement (collectively, the “Surviving Provisions”)) with respect to all actions taken or omitted to be taken by Citibank in its capacities as the Collateral Trustee and/or Co-Collateral Trustee. Notwithstanding anything herein to the contrary or the effectiveness of the terms hereof, the Loan Parties agree that all such Liens shall in all respects be continuing and in effect and are hereby ratified and reaffirmed by the Loan Parties.

2.    Rights, Duties and Obligations.

(a)    As of the date hereof, BANA is hereby vested with all the rights, powers, discretion and privileges of a Co-Collateral Trustee under the Collateral Trust Agreement and the other Collateral Trust Security Documents, as described herein, and Citibank and BANA jointly assume from and after the date hereof, all of the obligations, responsibilities and duties of a Co-Collateral Trustee under the Collateral Trust Agreement and the other Collateral Trust Security Documents, in accordance with the terms hereof and the Collateral Trust Agreement.

(b)    As of the Succession Effective Date, the Successor Collateral Trustee is hereby automatically vested with all the rights, powers, discretion and privileges of the Retiring Collateral Trustee, in its capacity as the Collateral Trustee under the Collateral Trust Agreement and the other Collateral Trust Security Documents effective as of such date and as described therein, and the Successor Collateral Trustee assumes from and after the Succession Effective Date all of the obligations, responsibilities and duties of the Retiring Collateral Trustee, in its capacity as the Collateral Trustee under the Collateral Trust Security Documents effective as of such date and in accordance with the terms of the Collateral Trust Security Documents. Except as expressly set forth herein, nothing in this Agreement shall be deemed to constitute a termination of any provision of any Collateral Trust Security Document (including, without limitation, the Surviving Provisions) that pertain to Citibank in its capacity as the Retiring Collateral Trustee and as Co-Collateral Trustee and that expressly survive the Retiring Collateral Trustee’s resignation. The Loan Parties and the undersigned Representatives hereby agree that the Surviving Provisions that expressly survive the Retiring Collateral Trustee’s resignation shall apply to all actions taken or omitted to be taken by Citibank under or in connection with this Agreement and the Collateral Trust Security Documents, whether taken or omitted before or after the date of this Agreement.

(c)    The Loan Parties and the undersigned Representatives acknowledge that Citibank shall have no liability (x) for actions taken or omitted to be taken by Citibank at the direction or with the consent of BANA pursuant to this Agreement, or (y) for actions taken or omitted to be taken by BANA in its capacity as Co-Collateral Trustee or as Successor Collateral Trustee, or (z) for any other event or action related to the Collateral Trust Agreement or Collateral Trust Security Documents arising after the Succession Effective Date. For the avoidance of doubt, the Successor Collateral Trustee, the undersigned Representatives and the Loan Parties acknowledge and agree that nothing in this Agreement shall grant the Successor Collateral Trustee any right to indemnification by the Retiring Collateral Trustee. For the avoidance of doubt, (x) the Successor Collateral Trustee shall bear no responsibility for any action taken or omitted to be taken by the Retiring Collateral Trustee in its capacity as Collateral Trustee before the Succession Effective Date or for any other event or action related to the Collateral Trust Agreement or any other Collateral Trust Security Document that occurred before the Succession Effective Date (except, in each case, for such actions taken by BANA as Co-Collateral Trustee) and (y) the Retiring Collateral Trustee shall bear no responsibility for any action taken or omitted to be taken by the Successor Collateral Trustee in its capacity as Collateral Trustee on or after the Succession Effective Date or for any other event or action related to the Collateral Trust Agreement or any other Collateral Trust Security Document that may occur on or after the Succession Effective Date.

3.    Representations and Warranties.

(a)    Each of Citibank and BANA hereby represents and warrants on and as of the date hereof that (i) it is legally authorized to enter into this Agreement and perform its obligations hereunder, (ii) it has duly executed and delivered this Agreement and (iii) this Agreement is a legal, valid and binding agreement of it, enforceable against it in accordance with its terms, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting the rights or remedies of creditors or by the effect of general principles of equity (whether enforcement is sought in equity or at law).

(b)    Each Loan Party hereby represents and warrants on and as of the date hereof that (i) it is legally authorized to enter into this Agreement and perform its obligations hereunder, (ii) it has duly executed and delivered this Agreement and (iii) this Agreement is a legal, valid and binding agreement of it, enforceable against it in accordance with its terms, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting the rights or remedies of creditors or by the effect of general principles of equity (whether enforcement is sought in equity or at law).

(c)    Except as set forth in Section 3(a) above, this Agreement is made without any representations or warranties by the Retiring Collateral Trustee or the Successor Collateral Trustee, of any kind or nature whatsoever, whether express, implied or imposed by law including, without limitation, (i) any of the warranties described in Section 3-416 and Section 3-417 (or comparable provisions) of the Uniform Commercial Code of any jurisdiction (or any comparable or similar provisions under the applicable laws of jurisdiction outside the United States), which warranties are hereby expressly disclaimed, with respect to the title, legality, validity or enforceability of any of the documents, instruments and agreements which relate to the Security Instruments, including, without limitation, the Collateral Trust Security Documents; (ii) the completeness of any information contained in the Collateral Trust Security Documents; (iii) the validity, sufficiency or enforceability of any Collateral Trust Security Document; (iv) the collectability of any amount owed to any Secured Party by any Loan Party; (v) the financial condition of any Loan Party; (vi) the validity, enforceability, attachment, priority or perfection of any security interest, mortgage or other lien described in the Collateral Trust Security Documents; (vii) the existence, value or condition of any Collateral; or (viii) the accuracy, completeness or reliability of any reports or other information prepared by third-parties, including, without limitation, audits, appraisals, opinions of value, environmental site assessments, lien searches, title searches, title certificates, property descriptions, title insurance policies and property surveys.

4.    Retiring Collateral Trustee’s and Loan Parties’ Covenants. The Retiring Collateral Trustee covenants and agrees that it will use its reasonable best efforts, at the Borrower’s sole expense, to (i) execute all documents as may reasonably be requested by the Successor Collateral Trustee to transfer the rights and privileges of the Retiring Collateral Trustee in its capacity as the Collateral Trustee under the Collateral Trust Security Documents to the Successor Collateral Trustee (each in form and substance reasonably satisfactory to the Retiring Collateral Trustee) and (ii) take all actions reasonably requested by the Successor Collateral Trustee or its representatives and reasonably acceptable to the Borrower to facilitate the transfer of information to the Successor Collateral Trustee in connection with the Collateral Trust Security Documents; provided that (A) the Borrower shall be solely responsible for the transfer and production of any Collateral Trust Security Documents and/or other documents that the Successor Collateral Trustee may reasonably require and that are in the Borrower’s possession or that the Borrower may reasonably be able to obtain, in connection with this Agreement and (B) the Loan Parties agree to take such action as may reasonably be necessary to evidence the resignation, appointment and assignment of the Liens and security interests. Notwithstanding the foregoing, it is expressly understood by all parties that the Retiring Collateral Trustee effective on the Succession Effective Date shall be automatically discharged from all duties and obligations arising under the Collateral Trust Security Documents from and after the Succession Effective Date without further action by any Person and, except as expressly provided herein, nothing contained herein is intended to create any duty or obligation on the part of the Retiring Collateral Trustee to continue to act as Co-Collateral Trustee or as Collateral Trustee beyond such date.

5.    Consent and Reimbursement; Indemnification.

(a)    The Loan Parties hereby consent to all actions reasonably taken by the Co-Collateral Trustees, the Retiring Collateral Trustee and the Successor Collateral Trustee in connection with Sections 1(a) and 4 hereof. The Retiring Collateral Trustee shall be entitled to reimbursement from the Loan Parties of all reasonable fees and costs (including attorneys’ fees) incurred in connection with responding to any request made pursuant to Section 4 hereof, in each case to the extent such fees and costs would be reimbursable under the Surviving Provisions of the Collateral Trust Agreement, and such fees and costs shall constitute “Secured Obligations” and “First Priority Obligations” under the Collateral Trust Agreement and the other Collateral Trust Security Documents.

(b)    Notwithstanding anything herein to the contrary, Citibank, in its capacity as Co-Collateral Trustee, will be under no obligation to take any action at the direction of BANA pursuant to Section 1(a) hereof that, in its opinion or the opinion of its counsel, may expose Citibank, in its capacity as Co-Collateral Trustee, to any liability or that is contrary to any Collateral Trust Security Document or applicable law.

6.    Fees and Expenses.

(a)    The Borrower shall be responsible for reasonable and documented out-of-pocket costs and expenses incurred by the Retiring Collateral Trustee, the Successor Collateral Trustee and the Representatives in connection with the execution and delivery of this Agreement and the effectuation of the assignments contemplated hereby. In furtherance of the foregoing, the Borrower agrees to pay or reimburse the Retiring Collateral Trustee and the Successor Collateral Trustee promptly upon demand within ten (10) days after receipt of a reasonably detailed invoice therefor for all such reasonable and documented out-of-pocket costs and expenses (including reasonable fees and disbursements of external counsel); provided that, notwithstanding anything herein to the contrary, the Borrower shall only be required to pay or reimburse each of the Retiring Collateral Trustee and the Successor Collateral Trustee for one such invoice for all such costs and expenses of the Retiring Collateral Trustee and the Successor Collateral Trustee, as applicable, in connection with the Succession Effective Date. For the avoidance of doubt, any reasonable and documented out-of-pocket costs and expenses incurred by the Retiring Collateral Trustee in connection with the execution and delivery of this Agreement and the effectuation of the assignments contemplated hereby that remain unreimbursed after the Succession Effective Date shall constitute “Secured Obligations” and “First Priority Obligations” under the Collateral Trust Agreement and the other Collateral Trust Security Documents.

(b)    Commencing on the date hereof, (i) BANA shall be entitled to receive reimbursement of fees and expenses pursuant to Sections 4.03, 4.04, 4.05, 4.06 of the Collateral Trust Agreement and (ii) Citibank shall cease to be entitled to receive the Collateral Trustee fees provided by the Citi Fee Letter; provided that Citibank shall remain entitled to receive any other unpaid fees and expenses owed to it pursuant to the Citi Fee Letter (other than those fees waived pursuant to Section 1(c)) and any Collateral Trust Security Documents (including fees and expenses incurred in its capacity as Collateral Trustee that have been accrued but not yet invoiced as of the date hereof) and shall be permitted to retain any fees paid to it prior to the date hereof. All other provisions of the Collateral Trust Security Documents providing for the payment of fees and expenses of, and providing indemnities for the benefit of, the Retiring Collateral Trustee shall remain in full force and effect for the benefit of the Successor Collateral Trustee and the Retiring Collateral Trustee.

7.    Amendments. The parties hereby agree and acknowledge that, (i) from and after the date hereof, each of Citibank (until the Succession Effective Date) and BANA shall be, and shall be deemed to be, a Co-Collateral Trustee under the Collateral Trust Agreement and the other Collateral Trust Security Documents and (ii) from and after the Succession Effective Date, BANA shall be, and shall be deemed to be, the sole Collateral Trustee under the Collateral Trust Agreement and the other Collateral Trust Security Documents. In furtherance of the foregoing, and subject to the terms of Section 2 hereof, as of the Succession Effective Date, unless the context otherwise requires, all recitals, introductory paragraphs, defined terms and other references to “Citibank, N.A.” as the Collateral Trustee in the Collateral Trust Agreement and the other Collateral Trust Security Documents are hereby deemed amended to reference “Bank of America, N.A.” as the sole Collateral Trustee thereunder. As of the Succession Effective Date, the notice information of the Collateral Trustee for the purposes of Section 6.01 of the Collateral Trust Agreement and all comparable provisions of the Collateral Trust Security Documents shall be supplemented as follows (and the applicable provisions are hereby deemed amended as follows):

If to Bank of America, N.A., as Collateral Trustee:

Kindra Mullarky

Bank of America Business Capital

Bank of America Merrill Lynch

Bank of America, N.A.

2600 West Big Beaver Road

Troy, MI 48084

Mail Code: MI8-900-02-70

Phone: (248) 631-0532

Fax: (312) 453-2936

From and after the date hereof, this Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other “Loan Documents” (as defined in the Credit Agreement).

8.    Succession Effective Date. The “Succession Effective Date” means the date that is the earlier of (i) the first date on which each of the following conditions has been satisfied:

(a)    the Successor Collateral Trustee shall have executed and delivered to the Retiring Collateral Trustee, the Borrower and the undersigned Representatives a written notice acknowledging that, in accordance with Sections 1(c), (d) and (e) hereof, (x) all Collateral in the possession or control of the Retiring Collateral Trustee, (y) all Liens granted in favor of the Retiring Collateral Trustee in the Collateral and (z) all UCC-1 financing statements and other filings and registrations (including any documents filed or registered with the United States Copyright Office or the United States Patent and Trademark Office) that name Citibank as Collateral Trustee as a secured party have been assigned or otherwise transferred to the Successor Collateral Trustee in form and substance reasonably satisfactory to the Successor Collateral Trustee in accordance with the terms of this Agreement and the Collateral Trust Agreement; and

(b)    the Borrower shall have reimbursed each of the Retiring Collateral Trustee and the Successor Collateral Trustee for all reasonable and documented out-of-pocket fees, charges and expenses due and payable as of the Succession Effective Date (including the reasonable fees and disbursements of external counsel to the Retiring Collateral Trustee and the Successor Collateral Trustee through and including the Succession Effective Date) (other than those fees waived pursuant to Section 1(c)); and

(ii) the date that is 45 days (or such later date as Citibank may agree in its sole discretion) following the date hereof.

The Retiring Collateral Trustee shall notify in writing (which may be by electronic mail) the Borrower and each Representative of the occurrence of the Succession Effective Date; provided that the failure to provide such notice shall not affect the occurrence of the Succession Effective Date.

9.    Entire Agreement. This Agreement states the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or verbal, and may not be amended except in writing signed by a duly authorized representative of each of the respective parties hereto. Except as specifically modified by this Agreement, the Collateral Trust Agreement and the other Collateral Trust Security Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms. This Agreement shall constitute a “Collateral Trust Security Document” under the Collateral Trust Agreement.

10.    Waiver. No failure by any Representative, the Retiring Collateral Trustee or the Successor Collateral Trustee to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Collateral Trust Security Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Collateral Trust Security Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by applicable law.

11.    Submission to Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if that federal court lacks subject matter jurisdiction, the Commercial Division of the Supreme Court of the State of New York sitting in New York County, and any appellate court from the foregoing, in any action or proceeding arising out of or relating to this agreement or any other Collateral Trust Security Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto agrees that the agents and lenders retain the right to serve process in any other manner permitted by law or to bring proceedings against any loan party in the courts of any other jurisdiction in connection with the exercise of any rights under any collateral document or the enforcement of any judgment.

12.    WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER COLLATERAL TRUST SECURITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER COLLATERAL TRUST SECURITY DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

13.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

14.    Conditions Precedent to Effectiveness. This Agreement shall become effective on and as of the date that each of the Successor Collateral Trustee, the Retiring Collateral Trustee, each of the Loan Parties and the undersigned Representatives shall have executed and delivered this Agreement; provided that the Succession Effective Date shall occur in accordance with the definition thereof set forth in Section 8 hereof.

15.    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16.    Counterparts and Facsimile. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

17.    Consent to Collateral Trust and Intercreditor Agreement Amendments. Each Representative, on behalf of itself and each holder of Secured Obligations represented by it, and each of the other parties party hereto, hereby acknowledges and agrees that (i) the ABL Intercreditor Agreement, (ii) that certain Pari Passu Intercreditor Agreement, dated as of March 30, 2017 among Credit Suisse AG, as Tranche C Term Administrative Agent, Citibank, as Collateral Trustee, Wilmington Trust, National Association, as the Initial Other Authorized Representative (as defined therein) and each of the other Representatives and Loan Parties party thereto (as amended, supplemented or otherwise modified from time to time, the “Pari Passu Intercreditor Agreement”) and (iii) the Collateral Trust Agreement and any other applicable Collateral Trust Security Document, in each case, may be amended on or after the date hereof with the written consent of the Successor Collateral Trustee and the Borrower to give effect to the resignation of Citibank and appointment of BANA in their respective capacities as set forth herein and in the Credit Agreement Amendment, as applicable, including, without limitation, with respect to the assignment of the Liens and security interests as set forth herein.

18.    Joinder to Collateral Trust and Intercreditor Agreements.

(a)    Each Representative, on behalf of itself and each holder of Secured Obligations represented by it, and each of the other parties party hereto, hereby acknowledges that, on and as of the date hereof, (x) (i) BANA, in its capacity as Revolving Administrative Agent under and as defined in the Credit Agreement, shall constitute the “ABL Agent” and the “Designated ABL Agent” under, and as defined in, the ABL Intercreditor Agreement, (ii) the Revolving Credit Facility under and as defined in the Credit Agreement shall constitute an “ABL Loan Facility” under, and as defined in, the ABL Intercreditor Agreement and (iii) this Agreement shall constitute a “joinder agreement” described in Section 7.19(d) of the ABL Intercreditor Agreement, (y) without limitation of the provisions of Sections 1(e), 2(b), and 5(a) hereof, BANA, in its capacity as Co-Collateral Trustee and Successor Collateral Trustee, as applicable, shall be deemed to be the “Collateral Trustee” under, and as defined in each of the ABL Intercreditor Agreement and the Pari Passu Intercreditor Agreement and (z) (i) BANA, in its capacity as Revolving Administrative Agent under and as defined in the Credit Agreement, shall constitute the “Revolving Administrative Agent” and a “First Priority Representative” under, and as defined in, the Collateral Trust Agreement and (ii) this Agreement shall constitute a “Collateral Trust Joinder” under, and as defined in, the Collateral Trust Agreement.

(b)    BANA, in its capacity as ABL Agent (pursuant to Section 18(a) above), on behalf of itself and each holder of Borrowing Base Priority Obligations (as defined in the ABL Intercreditor Agreement after giving effect to this Agreement) represented by it hereby agrees, for the enforceable benefit of all holders of each existing and future series of Secured Obligations that (x) all such Borrowing Base Priority Obligations will be and are secured equally and ratably by all Liens at any time granted by the Loan Parties to secure any Borrowing Base Priority Obligations for which BANA is acting as ABL Agent, whether or not upon property otherwise constituting collateral for such obligations, and that all such Liens will be enforceable by the

Collateral Trustee for the benefit of all holders of Borrowing Base Priority Obligations equally and ratably, (y) BANA and each holder of Borrowing Base Priority Obligations for which BANA is acting as ABL Agent are bound by the provisions of the Collateral Trust Agreement, the ABL Intercreditor Agreement and the Pari Passu Intercreditor Agreement (if applicable), including the provisions relating to ranking of Liens and the order of application of proceeds from the enforcement of Liens, and (z) BANA, in its capacity as ABL Agent, consents to the Co-Collateral Trustees, the Retiring Collateral Trustee and the Successor Collateral Trustee performing, and directs each such Person to perform, its obligations under the Collateral Trust Agreement and the other Collateral Trust Security Documents in respect of the Borrowing Base Priority Obligations for which BANA is acting as ABL Agent, as contemplated herein and therein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

CITIBANK, N.A.,

as Co-Collateral Trustee and as Retiring Collateral Trustee

By:	/s/ David G. Foster
	Name:	David G. Foster
	Title:	Attorney-In-Fact

[Signature Page to Collateral Trustee Resignation and Appointment Agreement]

BANK OF AMERICA, N.A.,
as Co-Collateral Trustee, Successor Collateral Trustee, ABL Agent and a First Priority Representative

By:	/s/ Kindra M. Mullarky
	Name:	Kindra M. Mullarky
	Title:	Vice President

[Signature Page to Collateral Trustee Resignation and Appointment Agreement]

CREDIT SUISSE AG, Cayman Islands Branch
as a PP&E First Lien Agent and a First Priority Representative

By:	/s/ Christopher Day
	Name:	Christopher Day
	Title:	Authorized Signatory

By:	/s/ D. Andrew Maletta
	Name:	D. Andrew Maletta
	Title:	Authorized Signatory

[Signature Page to Collateral Trustee Resignation and Appointment Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as a PP&E First Lien Agent and a First Priority Representative

By:	/s/ Jane Y. Schweiger
	Name:	Jane Y. Schweiger
	Title:	Vice President

[Signature Page to Collateral Trustee Resignation and Appointment Agreement]

THE BANK OF NEW YORK MELLON, LONDON BRANCH,
as a PP&E First Lien Agent and a First Priority Representative

By:	/s/ Marco Thuo
	Name:	Marco Thuo
	Title:	Vice President

By:	/s/ Marilyn Chau
	Name:	Marilyn Chau
	Title:	Vice President

[Signature Page to Collateral Trustee Resignation and Appointment Agreement]

FEDERAL-MOGUL LLC, as Borrower

By:	/s/ Michelle Epstein Taigman
	Name:	Michelle Epstein Taigman
	Title:	Senior Vice President, Co-General Counsel and Secretary

[Signature Page to Collateral Trustee Resignation and Appointment Agreement]

FEDERAL-MOGUL FINANCING CORPORATION
BECK ARNLEY HOLDINGS LLC
CARTER AUTOMOTIVE COMPANY LLC
F-M MOTORPARTS TSC LLC
FEDERAL-MOGUL FILTRATION LLC
FEDERAL-MOGUL WORLD WIDE LLC
MUZZY-LYON AUTO PARTS LLC
FEDERAL-MOGUL MOTORPARTS LLC
FEDERAL-MOGUL CHASSIS LLC

By:	/s/ Michelle Epstein Taigman
Name:	Michelle Epstein Taigman
Title:	Secretary

FEDERAL-MOGUL IGNITION COMPANY
FEDERAL-MOGUL PISTON RINGS, LLC
FEDERAL-MOGUL POWERTRAIN LLC
FEDERAL-MOGUL POWERTRAIN IP LLC
FEDERAL-MOGUL PRODUCTS, INC.
FELT PRODUCTS MFG. CO. LLC
FEDERAL-MOGUL VALVE TRAIN INTERNATIONAL LLC
FEDERAL-MOGUL SEVIERVILLE, LLC

By:	/s/ David Jachcik
Name:	David Jachcik
Title:	President and Treasurer

F-M TSC REAL ESTATE HOLDINGS LLC

By:	/s/ Susan Fisher
Name:	Susan Fisher
Title:	Treasurer and Secretary

[Signature Page to Collateral Trustee Resignation and Appointment Agreement]